Exhibit 10.1

FORM OF VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of January 7, 2026, is by and among Eli Lilly and Company, an Indiana corporation (“Parent”) and the undersigned stockholder (“Stockholder”).

WHEREAS, as of the date hereof, Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.0001 per share (“Common Shares”), of the Company (as defined below) set forth on Schedule A (all such shares set forth on Schedule A, together with any Common Shares or any other voting securities of the Company that are hereafter issued to, or otherwise acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act), by Stockholder prior to the termination of this Agreement, are being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, RYLS Merger Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) and Ventyx Biosciences, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof and as it may be amended from time to time (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder, and as an inducement and in consideration therefor, Stockholder (solely in Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO VOTE

1.1 Agreement to Vote. Subject to the terms of this Agreement, Stockholder hereby irrevocably and unconditionally agrees that, from the period beginning on the date hereof and ending on the date that this Agreement is terminated in accordance with Section 5.2 (the “Support Period”), at the Company Stockholder Meeting or any other annual or special meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, and in connection with any written consent of the Company’s stockholders and in any other circumstance upon which a vote, consent or approval of all or some of the stockholders of the Company is sought, in each case, with respect to which any of the matters described in subsections (a) through (d) of this Section 1.1 is to be considered, Stockholder shall (solely in its capacity as a stockholder of the Company) (i) appear at each such meeting or cause its representative(s) to appear at such meeting or otherwise cause the Subject Shares outstanding as of the record date for determining stockholders entitled to vote at such meeting to be counted as present thereat for purposes of determining whether a quorum is present and respond to each request by the Company for written consent, if any, of any shares entitled to provide consent as of the record date for determining the stockholders of the Company entitled to act by consent and (ii) vote or cause to be voted, in person or by proxy, or duly execute and deliver or cause to be duly executed and delivered a written consent covering, all of the Subject Shares (to the extent the Subject Shares may vote on the matter in question) outstanding as of such record date:

(a) in favor of the adoption and approval of the Merger Agreement, and the Contemplated Transactions, including the Closing and the Merger;

(b) against any action, proposal, agreement or transaction (including any Acquisition Proposal) that would reasonably be expected, or the effect of which would reasonably be expected, to change in any manner the voting rights of any class of shares of the Company or materially impair, prevent or materially delay the timely consummation of the Contemplated Transactions, including the Closing and the Merger, or the performance by Stockholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (ii) a sale, lease or transfer of a material amount of the assets of the Company and its Subsidiaries, taken as a whole, or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (iii) an election of new members to the Company Board, other than nominees to the Company Board who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any of its Subsidiaries; or (v) any amendment or other change to the Company Organizational Documents;

(c) against any action, proposal, transaction or agreement (including any Acquisition Proposal) that would reasonably be expected to result in (i) a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Stockholder contained in this Agreement; or (ii) any of the conditions to the consummation of the Merger or the other Contemplated Transactions set forth in Article VI of the Merger Agreement not being fulfilled;

(d) in favor of any adjournment, recess, delay or postponement of the Company Stockholder Meeting as may be reasonably requested by the Company Board in order to seek or obtain approval of the adoption of the Merger Agreement or any action, proposal, transaction or agreement necessary to consummate the Merger and the other Contemplated Transactions; and

(e) in favor of any other action, proposal, transaction or agreement necessary or advisable to consummate the Merger and the other Contemplated Transactions.

Stockholder agrees that, once any of Stockholder’s Subject Shares are voted in accordance with the terms hereof, Stockholder will not change and will not cause to be changed such Stockholder’s vote at any time, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2. Any attempt by Stockholder to vote, or express consent or dissent with respect to (or otherwise to utilize the voting power of), any of Stockholder’s Subject Shares in a manner that violates or is otherwise inconsistent with the terms of this Agreement shall be null and void ab initio.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Stockholder represents and warrants to Parent, as follows:

2.1 Organization; Authorization; Binding Agreement. If Stockholder is a natural person, Stockholder’s signature page to this Agreement sets forth the country of which Stockholder is a citizen and the principal residence of Stockholder. In the event that Stockholder is not a natural person, Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or constituted (to the extent such concepts are recognized in such jurisdiction) and the consummation of the transactions contemplated hereby are within Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of Stockholder. Stockholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder, and constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms (except as enforcement thereof may be limited against the Company by (i) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers (the “Bankruptcy and Equity Exception”)).

2.2 Non-Contravention. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of Stockholder’s obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not (a) violate any Law applicable to Stockholder or Stockholder’s Subject Shares; (b) except as may be required by applicable securities Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Body) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrances (other than as contained herein) on any of the Subject Shares pursuant to, any Contract, agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on Stockholder or any applicable Law; or (c) in the event that Stockholder is not a natural person, violate any provision of Stockholder’s organizational documents, in case of each of clauses (a), (b) and (c), except as would not reasonably be expected to prevent or materially delay or materially impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact Stockholder’s ability to perform its obligations hereunder in any material respect.

2.3 Ownership of Subject Shares; Total Shares. Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Stockholder’s Subject Shares and has good and marketable title to such Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except as provided hereunder or pursuant to any applicable restrictions on transfer under applicable securities Laws (collectively, “Permitted Encumbrances”).

2.4 Voting Power. Other than as provided in this Agreement, Stockholder has full voting power with respect to all Stockholder’s Subject Shares, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Stockholder’s Subject Shares. None of Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

2.5 Reliance. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

2.6 Absence of Litigation. With respect to Stockholder, as of the date hereof, there is no Action pending against, or, to the knowledge of Stockholder, threatened against Stockholder in writing or any of Stockholder’s properties or assets (including the Subject Shares) that would reasonably be expected to prevent or materially delay or materially impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact Stockholder’s ability to perform its obligations hereunder in any material respect.

2.7 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of Stockholder, on behalf of Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Stockholder, as follows:

3.1 Organization; Authorization. Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction). The consummation of the transactions contemplated hereby are within Parent’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated thereby.

3.2 Binding Agreement. Parent has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (subject to the Bankruptcy and Equity Exception).

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDER

4.1 No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, during the Support Period, Stockholder shall not, directly or indirectly, (a) create or permit to exist any Encumbrance, other than Permitted Encumbrances, on any or all of Stockholder’s Subject Shares, (b) other than to a Permitted Transferee (as defined below) or by operation of law, transfer, sell, assign, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing); (c) enter into any Contract with respect to any such Transfer (other than to a Permitted Transferee) of Stockholder’s Subject Shares or any interest therein; (d) grant or permit the grant of any proxy or power-of-attorney with respect to any of Stockholder’s Subject Shares; (e) deposit or permit the deposit of any of Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of Stockholder’s Subject Shares; or (f) take or permit any other action that would reasonably be expected to in any way materially restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of Stockholder herein untrue or incorrect in any material respect. Any action taken in violation of the foregoing sentence shall be null and void ab initio and Stockholder agrees that any such prohibited action may be enjoined by Parent in accordance with Section 5.10. Notwithstanding the foregoing, Stockholder may make Transfers of all or any of the Subject Shares (i) to any “Permitted Transferee” (as defined below), in which case the Subject Shares shall continue to be bound by this Agreement and provided that any such Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement prior to the consummation of any such Transfer or (ii) as Parent may otherwise agree in writing in its sole discretion. A “Permitted Transferee” means: (a) if such Stockholder is an individual, (i) to any member of Stockholder’s immediate family (which for purposes of this Agreement shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than a first cousin), or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) pursuant to any non-consensual order of a Governmental Body, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon such Stockholder’s death, (iii) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, established prior to a date hereof, or (iv) to a partnership, limited liability company or other type of entity of which the Stockholder or its immediate family are the legal and beneficial owners of all of the outstanding equity securities or similar interests; or (b) if such Stockholder is a partnership, limited liability company or other type of entity, (i) to one or more partners, members or equityholders of such Stockholder, (ii) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Stockholder or an Affiliate of such Stockholder, or (iii) pursuant to any non-consensual order of a Governmental Body, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon the death of any applicable individual; provided, however, that in the case of a transfer permitted by clauses (a)(i), (a)(iv) and (b), such transfer shall be permitted only if, and as a condition precedent to the effectiveness of such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement as though such transferee were “Stockholder” hereunder.

4.2 Irrevocable Proxy.

(a) Prior to the expiration of the Support Period, Stockholder hereby (i) irrevocably grants to, and appoints, Parent, and any person designated by Parent, and each of them individually, Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote all of the Subject Shares or execute and deliver a consent or approval in respect of the Subject Shares (or cause any vote or consent to be provided in respect to all of the Subject Shares), in accordance with the terms of ARTICLE I, solely with respect to matters set forth in Sections 1.1(a)-1.1(e) hereof, and (ii) revokes any and all proxies heretofore given in respect of the Subject Shares. For the avoidance of doubt, nothing herein shall restrict Stockholder from voting or granting consents or approvals in respect of the Subject Shares for any matters other than those set forth in Sections 1.1(a)-1.1(e) hereof.

(b) The attorneys-in-fact and proxies named above are hereby authorized and empowered by Stockholder at any time after the date hereof and prior to the expiration of the Support Period to act as Stockholder’s attorney-in-fact and proxy to vote the Subject Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Subject Shares (including the power to execute and deliver written consents), solely with respect to matters set forth in Sections 1.1(a)-1.1(e) hereof, at the Company Stockholder Meeting and any other annual or special meeting of stockholders and in every action by written consent in lieu of such a meeting in accordance with the terms of ARTICLE I.

(c) Stockholder hereby represents and warrants to Parent that any proxies heretofore given in respect of the Subject Shares are not irrevocable and that any such proxies are hereby revoked, and Stockholder agrees to promptly notify the Company of such revocation. Stockholder hereby affirms that the irrevocable proxy granted herein is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy granted herein is coupled with an interest sufficient at law to support the creation of an irrevocable proxy and power of attorney and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. If for any reason the proxy granted herein is not irrevocable, Stockholder agrees to vote the Subject Shares in accordance with ARTICLE I hereof, solely with respect to matters set forth in Sections 1.1(a)-1.1(e).

4.3 No Exercise of Appraisal Rights; Actions. Stockholder (a) waives and agrees not to exercise any appraisal rights in respect of Stockholder’s Subject Shares that may arise with respect to the Merger and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, any Subsidiary of the Company or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the Contemplated Transactions (other than an action with respect to Stockholder’s right under the Merger Agreement to receive the appliable Merger Consideration for the Subject Shares), including any such claim (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby.

4.4 Documentation and Information. Stockholder (in its capacity as such) shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld), except (a) to the extent the Company would be permitted by the terms of the Merger Agreement to make such public announcement (excluding for these purposes announcements by the Company in connection with an Acquisition Proposal, Superior Proposal, Change of Board Recommendation, Intervening Event or any action taken pursuant to the foregoing) or (b) as required by applicable Law (provided that, other than in the case of an amendment to a Schedule 13D or 13G that discloses this Agreement, reasonable notice of any such disclosure will be provided to Parent). Stockholder consents to and hereby authorizes the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company, Parent or Merger Sub reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of Stockholder’s commitments and obligations under this Agreement, and Stockholder acknowledges that the Company, Parent and Merger Sub shall file this Agreement or a form hereof with the SEC or any other Governmental Body. Stockholder agrees to promptly give the Company and Parent any information it may reasonably require for the preparation of any such disclosure documents, and Stockholder agrees to promptly notify the Company and Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that Stockholder shall become aware that any such information shall have become false or misleading in any material respect.

4.5 No Solicitation. Subject to Section 5.14, prior to the expiration of the Support Period, Stockholder shall not, and shall cause its controlled Affiliates not to, and shall instruct its and their respective Representatives not to, directly or indirectly including through another Person: (i) conduct or continue any solicitation, knowing encouragement, discussions or negotiations with any Persons with respect to an Acquisition Proposal; (ii) solicit, initiate or knowingly facilitate or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (iii) engage in, continue or otherwise participate in any discussions or any negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or; (iv) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (v) knowingly encourage or recommend any other holder of Common Shares to vote against the Merger; or (vi) resolve, propose or agree to do any of the foregoing. Stockholder shall be responsible for any action taken by its Representatives acting in their authorized capacities on behalf of the Stockholder that would violate this Section 4.5 if taken by the Stockholder.

4.6 Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

4.7 Notification of Certain Events. Each Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in ARTICLE II.

ARTICLE V

MISCELLANEOUS

5.1 Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in Person, (b) when delivered by email, which email must state that it is being delivered pursuant to this Section 5.1 and which notice will not be effective unless either (A) a duplicate copy of such email notice is sent within one Business Day for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (B) the receiving party delivers a written confirmation of receipt to the sender of such notice (excluding “out of office,” delivery failure or similar automated replies), (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one (1) Business Day after sending, if sent by overnight courier; provided that the notice or other communication is sent to the address or e-mail address set forth (A) if to Parent, in accordance with the provisions of Section 8.3 of the Merger Agreement and (B) if to Stockholder, to Stockholder’s address or e-mail address set forth on Schedule A hereto, or to such other address or e-mail address as such party may hereafter specify in writing for the purpose by notice to each other party hereto.

5.2 Termination. This Agreement shall terminate automatically as to Stockholder and Parent, without any notice or other action by any Person, upon the first to occur of (a) the termination of the Merger Agreement in accordance with Article VII of the Merger Agreement, (b) the Effective Time, and (c) the mutual written consent of Stockholder and Parent. Upon termination of this Agreement as to any party, such party shall not have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 5.2 shall relieve any party from liability for any Intentional Breach of this Agreement prior to termination hereof and (ii) the provisions of this ARTICLE V shall survive any termination of this Agreement.

5.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4 Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

5.5 Binding Effect; Benefit; Assignment. The parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.1. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

5.6 Governing Law; Venue.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) In any action or proceeding arising out of or relating to this Agreement, or any of the transactions contemplated by this Agreement, each of the parties hereto (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in the preceding sentence in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.1. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6(c).

5.7 Counterparts; Delivery by Email. This Agreement may be executed by email and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement, and any amendments hereto, waivers hereof or consents or notifications hereunder, to the extent signed and delivered by email, electronic signature (e.g., Docusign or otherwise) or scan attachment (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re-execute original forms thereof and deliver them to all other parties. No party shall raise the use of an Electronic Delivery to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of an Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense.

5.8 Entire Agreement. This Agreement and the other agreements and schedules referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof.

5.9 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

5.10 Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties hereto acknowledge and agree that (a) the parties hereto shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, neither Parent nor Merger Sub would have entered into this Agreement or the Merger Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.10 shall not be required to provide any bond or other security in connection with any such order or injunction.

5.11 Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.12 Further Assurances. Parent and Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

5.13 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement, unless otherwise indicated.

5.14 Capacity as Stockholder. Notwithstanding anything herein to the contrary, (a) Stockholder signs this Agreement solely in Stockholder’s capacity as a Stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of Stockholder in its capacity, if applicable, as an officer or director of the Company, and (b) nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

5.15 No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise provided herein.

5.16 No Third-Party Beneficiaries. Each of Parent and Stockholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

5.17 No Agreement Until Executed. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s Certificate of Incorporation, as amended to date, and the Company’s Bylaws, the Contemplated Transactions, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

5.18 No Recourse. Parent agrees that no Stockholder, in his, her or its capacity as such, will be liable for claims, losses, damages, liabilities or other obligations of, or incurred by, the Company resulting from the Company’s breach of the Merger Agreement except to the extent that breach of such Stockholder’s obligations hereunder was also involved in such breach by the Company.

[Signature Page Follows]

The parties are executing this Agreement on the date set forth in the introductory clause.

ELI LILLY AND COMPANY

By:
Name:
Title:

Signature Page to Voting and Support Agreement

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER

By:
Name:
Title:

If an individual:

Name
Citizen of:
Resident of:

Signature Page to Voting and Support Agreement

Schedule A

Name and Contact Information for Stockholder	Number of Shares of Common Stock Beneficially Owned